LIMITED POWER OF ATTORNEY FOR SEC REPORTING PURPOSES

Know all by these presents, that the undersigned hereby makes, constitutes, and appoints each of Kaye Shields, Senior Accountant at Werner Enterprises, Inc. (the "Company"); Ronda Vencil and any other Director of SEC Reporting at the Company; Alan Colson and other Associate Vice President or Vice President of Accounting at the Company, and Diane Stewart-Ferro and any other duly appointed Corporate Secretary at the Company, with full power of substitution and re-substitution, acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place, and stead of the undersigned to:

(1) obtain credentials (including codes or passwords) to enable the undersigned to submit and file documents, forms, and information required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the U.S. Securities and Exchange Commission ("SEC") via the Electronic Data Gathering and Retrieval ("EDGAR") system, including: (i) preparing, executing in the undersigned's name and on the undersigned's behalf, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials and legally binding the undersigned for purpose of the Form ID or such other documents; and (ii) enrolling the undersigned in EDGAR Next or any successor filing system;

(2) act as an account administrator for the undersigned's EDGAR account, including: (i) appointing, removing, and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintaining, modifying, and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

(3) cause the Company to accept a delegation of authority from the undersigned's EDGAR account administrators and authorize the Company's EDGAR account administrators pursuant to that delegated entity designation to appoint, remove, or replace users for the undersigned's EDGAR account;

(4) execute for, and on behalf of, the undersigned, in the undersigned's capacity as an officer or director of the Company, Forms 3, 4, and 5 relating to the Company in accordance with Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder and Forms 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act");

(5) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators, and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information;

(6) do and perform any and all acts for, and on behalf of, the undersigned that may be necessary or desirable to prepare, complete, and execute any such Forms 3, 4, or 5

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 12 day of August, 2025.

By: [signature]

Name: DARAGH P. MAHON

STATE OF Nebraska)
) SS
COUNTY OF Sarpy)

On this 12 day of August, 2025, before me, a notary public in and for said county and state, personally appeared Daragh Mahon, known to me to be the person who executed the foregoing Limited Power of Attorney, and acknowledged the execution of the same to be his/her voluntary act and deed.

Sandy L Wagner

[Name of Notary]

Notary Public, State of Nebraska

My commission expires on 10-10-2027

GENERAL NOTARY - State of Nebraska
SANDY L. WAGNER
My Comm. Exp. October 10, 2027